Exhibit 10.9

OFFICER EMPLOYMENT AGREEMENT

This Officer Employment Agreement (this “Agreement”), by and among Independence Holding Company, a Delaware corporation (the “Guarantor” or “IHC”), Standard Security Life Insurance Company of New York, a New York corporation (the “Company”), and Mr. Vincent Furfaro, an individual resident in the State of New York (the “Employee”), is made as of June 22, 2015.

Recitals

A.The Employee and the Company are parties to that certain Confidentiality and Proprietary Rights Agreement, dated as of June 22, 2015 (the “Confidentiality Agreement”).

B.The Company wishes to employ the Employee, and the Employee wishes to be employed by the Company, in the capacity and on the terms and conditions set forth herein.

Terms and Conditions

In consideration of the mutual covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Employment

1.1.Term of Employment.  The initial term of the employment agreed to hereunder shall commence on the date hereof and shall end at 11:59 p.m., New York City local time, on June 22, 2016 (the “Initial Term”); provided, however, that such term of employment shall be automatically extended for successive one (1) year periods thereafter (each, a “Renewal Period”), unless the Company or the Employee shall, at least thirty (30) days prior to the expiration of the then-applicable term, have given written notice (a “Non-Renewal Notice”) to the other party that such employment term shall not be so extended, in which case no such extension shall occur.  The Initial Term together with each Renewal Period, if any, are collectively referred to herein as the “Covered Employment Term.”

1.2.Term of Agreement.  The term of this Agreement shall commence on the date hereof and shall continue until any and all obligations of any party hereto to any other party hereto shall have been performed in-full or validly waived pursuant to the applicable provisions hereof (the “Agreement Term”).

1.3.Nature of Duties.  The Employee shall be employed by the Company as its Vice President, Director of Information Technology.  Except as provided herein, the Employee shall work exclusively for the Company and its corporate affiliates and shall, at each moment in time, have the actual authority, powers and duties (the “Duties”) with the Company customarily associated with the officer position the Employee then holds.  The Employee shall devote his full business time and effort to the performance of his duties for the Company and its corporate affiliates, which he shall perform faithfully and to the best of his ability.  At all times during which the Employee remains an employee of the Company, the Employee shall, if elected, serve as a member of the Company’s board of directors and, at the request of the Guarantor’s Corporate Secretary, as an officer or director of any other affiliate or subsidiary of the Guarantor, in each case without additional remuneration therefor.  The Employee shall be subject to the Company’s policies, procedures and approval practices, as generally in effect and as the same may be modified from time-to-time.

1.4.Place of Performance.  The Employee shall, at all times, be based only in the Company’s offices maintained within seventy-five (75) miles of New York, New York, and shall be capable of

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performing all duties of the Employee that the Company shall require of him (in accordance with the other terms hereof) in such office, except for required travel in the ordinary course of business of frequency not greater than is reasonable, equitable and customary within the applicable industry for executives of similar responsibility, under the circumstances.

2.Compensation

2.1.Base Salary.  The Company shall pay the Employee a base salary at the annual rate in effect as of the date hereof (as the same may be adjusted upward from time to time in the Company’s sole and absolute discretion, the “Base Salary”).  The Base Salary shall be paid in conformity with the Company’s usual salary payment practices, as then generally in effect.

2.2.Bonus.  In addition, the Employee may, in the Company’s sole and absolute discretion, receive a periodic bonus.  Any such bonus shall be payable pursuant to the Company’s customary practice.  For purposes of clarity:  the bonus referenced in this Section 2.2 is purely discretionary, may or may not be paid in respect of any particular time period, and the payment of any such bonus shall not be construed or interpreted as guaranteeing or otherwise affecting the payment of any subsequent bonus.

2.3.Benefits.  In addition, the Employee shall be entitled to participate in all employee benefit plans and programs, including paid vacations, to the same extent generally available to, and then in effect for, the Company’s other officers, in accordance with the terms of those plans and programs, as the same may be modified, from time to time.

2.4.Expenses.  In addition, the Employee shall be entitled to receive prompt reimbursement for all reasonable and customary travel and business expenses incurred in connection with his employment, but must incur and shall account for those expenses in accordance with the policies and procedures established by the Company.

2.5.Additional Compensation.  In addition, the Employee shall continue to receive such perquisites incident to employment (if any) as have been provided to the Employee during the one (1) year preceding the entering into of this Agreement.

3.Termination; Change in Control

3.1.Rights and Duties.  If the Employee’s employment by the Company is terminated, he shall be entitled to the amounts or benefits shown below, subject to the balance of this Section 3.  Any provision of Section 2 hereof to the contrary notwithstanding, in the event of such a termination, the Company and the Employee shall have no further obligations to each other under this Agreement, except (i) as set forth in this Section 3, (ii) the Employee’s obligations under Section 4 and (iii) the rights and obligations set forth under Section 5, all of which shall survive any such termination.

3.2.Qualifying Terminations.  Any of the following events resulting in a cessation of the Employee’s employment by the Company during the Covered Employment Term shall constitute a “Qualifying Termination”: (i) discharge by the Company without Cause (as hereinafter defined); or (ii) the Employee’s resignation with Good Reason.

3.3.Disqualifying Terminations.  Any of the following events resulting in a cessation of the Employee’s employment by the Company during the Agreement Term shall constitute a “Disqualifying Termination”: (i) discharge by the Company with Cause; (ii) the Employee’s resignation without Good Reason; (iii) the Employee’s death; or (iv) the Employee’s Permanent Disability.

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3.4.Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(A)“Cause” exists upon any of the following:

(i)the Employee’s failure to perform the Duties, as the Duties exist as of the date hereof (other than by reason of physical or mental illness, injury, or condition), after the Employee has been given notice by the Company of such default and a reasonable opportunity to cure same, if susceptible to cure;

(ii)the Employee’s material failure to comply with applicable, material Company policies in effect as of the date hereof, after the Employee has been given notice of such failure and a reasonable opportunity to cure same;

(iii)the Employee’s breach of any of his obligations under Section 4 of this Agreement; or

(iv)the Employee’s conviction of a felony or the Employee’s commission of any crime involving financial or accounting fraud upon the Company, its corporate affiliates or their respective clients or policyholders.

(B)“Change in Control” means, with respect to an entity: (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (or any comparable successor provision, the “Exchange Act”), other than the controlling stockholder (or affiliates thereof) of such entity as of the date hereof, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the outstanding shares of common stock (on a fully diluted basis) of such entity or (B) the combined voting power of the entity’s then-outstanding voting securities entitled to vote generally in the election of directors of such entity; (ii) the consummation of a reorganization, merger or consolidation of such entity, in each case, with respect to which persons who were stockholders of such entity immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity; (iii) a liquidation or dissolution of such entity; (iv) the sale of all or substantially all of such entity’s assets; or (v) any other transaction, the intent of which may reasonably and equitably be construed to be to effect a result substantially equivalent to that of any of the foregoing (i) through (iv).

(C)“Diminution in Responsibility” means any of the following:

(i)a material diminution in the Employee’s authority, duties and responsibilities or the assignation to the Employee of duties and responsibilities that are materially inconsistent with the Employee’s apparent authority or title with the Company or with the Guarantor, considered equitably under the circumstances and with reference to officers with similar titles at companies within the Company’s industry; or

(ii)other circumstances that would constitute “constructive termination” under applicable employment law.

(D)“Good Reason” means any of the following:

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(i)the Company’s or the Guarantor’s breach of any material provision of this Agreement, after the Company or the Guarantor (as the case may be) has been given notice of such breach and a reasonable opportunity to cure such breach;

(ii)the occurrence of a Diminution of Responsibility;

(iii)the Employee’s receipt of a Non-Renewal Notice; or

(iv)the occurrence of a Non-Qualifying Change in Control Event.

(E)“Monthly Severance” means an amount equal to the result of dividing (i) the then-applicable Base Salary of the Employee by (ii) twelve (12).

(F) “Non-Qualifying Change in Control Event” means the public announcement of, or the entering into of a binding agreement, by the Company or the Guarantor, in respect of, a Change in Control of the Company or the Guarantor (respectively) in which (i) the proposed or intended acquirer in such a Change in Control does not agree to assume this Agreement and continue the Employee’s employment on the terms and conditions set forth herein, and (ii) the ultimate parent of such acquirer does not guarantee, on an unconditional and full-recourse basis, such obligations to the Employee.

(G)“Permanent Disability” means Employee’s inability substantially to perform his duties and responsibilities under this Agreement by reason of any physical or mental incapacity for a period of one-hundred-eighty (180) consecutive days, or two or more periods of ninety (90) consecutive days each in any seven hundred twenty (720) day period.

(H) “Severance Period” means a number of months equal to twelve (12).

3.5.Severance Payments.

(A)Qualifying Termination.  In the event of a Qualifying Termination, the Employee, subject to the Employee’s continued and uninterrupted adherence to the provisions of Section 4 hereof (for such duration as stated in Section 4) and the Employee’s execution of a release in form and substance reasonably acceptable to the Company, shall be entitled to receive the Monthly Severance for a duration equal to the Severance Period, in all cases payable (with respect to timing) in accordance with the Company’s customary payroll practices.  In addition, any provision hereof or in any other document to the contrary notwithstanding, immediately upon any Qualifying Termination, each and every equity or equity-based compensation award then held by the Employee shall be fully and completely vested and exercisable, and any condition or restriction upon the Employee’s full right and title thereto (subject to the payment of any exercise price required pursuant to such award’s terms) shall lapse and terminate.

(B)Disqualifying Termination.  In the event of a Disqualifying Termination, the Employee shall not be entitled to any payments or benefits after the date of such termination, except for (i) payments or extensions of benefits required under applicable laws and (ii) payments of compensation and reimbursement of expenses (in accordance with the terms hereof and the Company’s customary and reasonable practices) properly accrued as of such date.

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4.Covenants of Employee

4.1.Non-Compete.  The Employee agrees that, during the Covered Employment Term plus the longer of any Severance Period and one (1) year following any termination of the Employee’s employment by the Company, the Employee (including any entity controlled by the Employee, and any agent or employee of the Employee) shall not, directly or indirectly, as an owner, employee or otherwise, compete with either the business of the Company or of the Guarantor as then conducted (collectively, the “Prohibited Field”), or, directly or indirectly, own, manage or control, or participate in the ownership, management, or control of any corporation, partnership, proprietorship, firm, association or other business entity which so competes.  For purposes of clarity, this Section 4.1 prohibits actual competition with the Company and the Guarantor within the Prohibited Field and/or employment with a competitor of the Company or the Guarantor in any position or consulting arrangement in which the Employee’s duties relate in any material way to business activities in competition with the Company or the Guarantor (as the case may be) in the Prohibited Field.  The restrictions set forth in this paragraph extend to the entire United States of America.

4.2.Non-Solicit.  The Employee agrees that, during the Covered Employment Term plus the longer of any Severance Period and one (1) year following any termination of the Employee’s employment by the Company, the Employee shall not solicit for employment (or assist with such solicitation) any employee or former employee of the Company, the Guarantor or any of their respective subsidiaries.  The restrictions set forth in the foregoing sentence apply to the solicitation of any person who is or, within one (1) year before the termination of the Employee’s employment by the Company, was an employee of the Company or the Guarantor or either’s subsidiary (as the case may be).  Additionally, the Employee agrees, during any Severance Period, not to solicit (or assist with such solicitation) any customer or client of the Company or of the Guarantor or of any of their respective subsidiaries, if such solicitation or assistance could reasonably be expected to result in diversion of revenues from the business of the Company or of the Guarantor or either’s subsidiary (as the case may be).  For the purpose of the restrictions set forth in the foregoing sentence, the terms “customer” and “client” include any person, private entity or governmental entity (or employee or agent thereof), within or outside the United States of America, with whom the Company or the Guarantor or either’s subsidiaries does or has done business within the one (1) year preceding the termination of the Employee’s employment by the Company.

4.3.Confidentiality.  During the Covered Employment Term and thereafter, (i) the Employee will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company or its subsidiaries or affiliates, or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company or its subsidiaries or its affiliates, including, but not limited to, producer lists, pricing information and customer lists; and (ii) the Employee will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Employee.  All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Employee, alone or with others, while an employee of the Company which are related to the business of the Company, shall be and become the sole property of the Company, unless released in writing by the Company, and the Employee hereby assigns any and all rights therein or thereto to the Company.  This Section 4.3 is intended as a supplement to, and not a limitation of, the Confidentiality Agreement.

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4.4.Proprietary Rights.  All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company or the Guarantor or their subsidiaries and affiliates, whether prepared by  the Employee or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by the Employee (including, without limitations, any copies thereof) upon termination of the Employee’s employment by the Company for any reason whatsoever.  This Section 4.4 is intended as a supplement to, and not a limitation of, the Confidentiality Agreement.

4.5.Equitable Relief.  The Employee acknowledges that a breach of the covenants contained in this Section 4 may cause irreparable damage to the Company and its subsidiaries and its affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Employee agrees that if he breaches any of the covenants contained in this Section 4, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.  The parties agree that venue and jurisdiction for any civil action seeking any of the remedies provided in this Section 4.5 shall be exclusively in the state or federal courts located in New York, New York, and that any such action shall be governed by and adjudicated under New York law.

4.6.Acknowledgements.  The Company and the Employee further acknowledge that the time, scope, geographic area and other provisions of this Section 4 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement.  In the event that the agreements in this Section 4 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

4.7.Further Assurances. The Employee agrees to cooperate with the Company, during the Covered Employment Term and thereafter (including following the Employee’s termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its subsidiaries or  affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company or any affiliate or subsidiary thereof, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company’s Board of Directors or its representatives or counsel, or representatives or counsel to the Company or any subsidiary or affiliate thereof as reasonably requested; provided, however that the same does not materially interfere with his then-current professional activities and is not contrary to the best interests of the Employee. The Company agrees to reimburse the Employee, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

4.8.Non-Disparagement. The Employee agrees that, during the Covered Employment Term and thereafter (including following the Employee’s termination of employment for any reason) he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Employee from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

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5.General Provisions

5.1.Governing Law.  The laws of the State of New York (without giving effect to its conflict of laws principles) will govern all matters arising out of or relating to this Agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, performance and enforcement.

5.2.Notices

(A)Requirement of a Writing; Permitted Methods of Delivery.  Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement shall give such Notice in writing and use one of the following methods of delivery: (i) personal delivery; (ii) registered or certified mail (in each case, return receipt requested and postage prepaid); (iii) nationally recognized overnight courier (with all fees prepaid); or (iv) facsimile.

(B)Addressees and Addresses.  Any party giving a Notice shall address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed on the signature page of this Agreement or to another Addressee or another address as designated by a party in a Notice given pursuant to this Section 5.2.

(C)Effectiveness of a Notice.  A Notice is effective only if the party giving the Notice has complied with Sections 5.2 (A) and (B) of this Agreement and if the Addressee has received the Notice.  A Notice shall be deemed to have been received as follows:

(i)if a Notice is delivered in person, then upon delivery to the recipient’s address;

(ii)if a Notice is sent by registered or certified U.S. Mail or nationally recognized overnight courier, three (3) business days after being mailed or delivered to such courier;

(iii)if a Notice is sent by facsimile, upon receipt by the party giving the Notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the Addressee’s facsimile number; or

(iv)if the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver the Notice.

5.3.Submission to Jurisdiction and Venue.  Any legal suit, action or proceeding arising out of relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

5.4.Amendments.  The parties hereto may amend this Agreement only by a written agreement of all the parties hereto that identifies itself as an amendment to this Agreement.

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5.5.Waivers

(A)No Oral Waivers.  The parties hereto may waive this Agreement or any part hereof only by a writing executed by the party or parties against whom the waiver is sought to be enforced.

(B)Effect of Failure, Delay or Course of Dealing.  No failure or delay (i) in exercising any right or remedy, or (ii) in requiring the satisfaction of any condition, under this Agreement, and no act, omission or course of dealing between the parties shall operate as a waiver or estoppel of any right, remedy or condition.

(C)Each Waiver for a Specific Purpose.  A waiver made in writing on one occasion shall be effective only in that instance and only for the purpose stated therein.  A waiver once given shall not be construed as a waiver of any future occasion.

5.6.Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, so long as the essential terms and conditions of this Agreement for each party hereto remain valid, binding and enforceable.

5.7.Entire Agreement.  Except as expressly stated in this Agreement and except for the provisions of the Confidentiality Agreement, which agreement remains in full force and effect: (i) this Agreement constitutes the final agreement among the parties hereto; (ii) it is the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement; (iii) all prior and contemporaneous negotiations and agreements among and between the parties on the matters contained in this Agreement are hereby expressly merged into and superseded by this Agreement; (iv) the provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings; (v) in entering into this Agreement, neither party hereto has relied upon any statement, representation, warranty or agreement of the other party; and (vi) there are no conditions precedent to the effectiveness of this Agreement.

5.8. Counterparts.  The parties hereto may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement.  This Agreement is effective upon delivery of one executed counterpart from each party hereto to each other party.

5.9.Third-Party Beneficiaries.   Other than as expressly stated herein, this Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the signatories.

5.10.Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the Employee and the Employee’s estate.   The Employee may not assign or pledge this Agreement or any rights arising hereunder, except to the extent permitted under the terms of the benefit plans in which the Employee participates.  The Company may assign this Agreement without the Employee’s consent to any successor to its business that agrees in writing to be bound by this Agreement, after which assignment any reference to the “Company” in this Agreement shall be deemed to be a reference to such successor, and the Company thereafter shall have no further primary, secondary or other responsibilities, obligations or liabilities under this Agreement of any kind.

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5.11.Additional Acknowledgements

(A)THE EMPLOYEE ACKNOWLEDGES THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND THE EMPLOYEE RELATING TO THE SUBJECTS COVERED BY THIS AGREEMENT ARE CONTAINED IN IT AND THAT THE EMPLOYEE HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

(B)THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT, THAT THE EMPLOYEE UNDERSTANDS ALL OF IT, AND THAT THE EMPLOYEE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THE EMPLOYEE’S PRIVATE LEGAL COUNSEL AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY TO THE EXTENT THE EMPLOYEE WISHES TO DO SO.  THE EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT THE EMPLOYEE IS GIVING UP HIS RIGHT TO A JURY TRIAL AS TO CLAIMS ASSERTED PURSUANT TO SECTION 5.3.

5.12.409A Tax Liability.

(A)This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A.  Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption.  Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible.  For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment.  Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

(B)Notwithstanding any other provision of this Agreement, if at the time of the Employee’s termination of employment, he is a “specified employee,” determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute “nonqualified deferred compensation” subject to Section 409A that are provided to the Employee on account of him or his separation from service shall be delayed for six (6) months.  Any payments that would otherwise have been made during such six-month period shall be paid in a lump sum within fifteen (15) days after the end of such six-month period without interest.  If the Employee dies during such six-month period, any delayed payment shall be paid to the Employee’s estate in a lump sum within fifteen (15) days following the Employee’s death.

(C)To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(i)the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

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(ii)any reimbursement of an eligible expense shall be paid to the Employee on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(iii)any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

(D)Any tax gross-up payments provided under this Agreement shall be paid to the Employee on or before December 31st of the calendar year immediately following the calendar year in which the Employee remits the related taxes.

5.13.Guarantee.  The Guarantor hereby unconditionally guarantees the Company’s performance of its obligations hereunder and hereby agrees that the Guarantor shall be jointly and severally liable with the Company for same.

[Signature page follows.]

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Exhibit 10.9

THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first set forth above.

Independence Holding Company, a Delaware corporation By:/s/ Teresa A. Herbert Name:Mr. Teresa A. Herbert Title:Chief Financial Officer and Sr. VP	Mr. Vincent Furfaro, an individual resident in the State of New York /s/ Vincent Furfaro
96 Cummings Point Road Stamford, Connecticut 06902 Telephone No.: (203) 358-8000 Facsimile No.: _____________	______________________ ______________________
Standard Security Life Insurance Company of New York, New York corporation By:/s/ David T. Kettig Name:Mr. David T. Kettig Title:President
485 Madison Avenue, 14th Floor New York, New York 10022 Attn: General Counsel Telephone No.: (212) 355-4141 Facsimile No.: (212) 504-0894

Exhibit 10.9

ASSIGNMENT AND ASSUMPTION WITH NOVATION

AND AMENDMENT

OF

OFFICER EMPLOYMENT AGREEMENT

This Assignment and Assumption with Novation and Amendment of Officer Employment Agreement (this “Agreement”), by and among Standard Security Life Insurance Company of New York, a New York corporation (“Assignor”), AMIC Holdings, Inc., a Delaware corporation (“Assignee”), and Mr. Vincent Furfaro, an individual resident in the state of New Jersey (the “Employee”), is made as of January 1, 2017 (the “Effective Date”).  Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Employment Agreement (as defined below).

Recitals

A.Assignor and the Employee are parties to that certain Officer Employment Agreement, made as of June 22, 2015, by and among Independence Holding Company, a Delaware corporation, Assignor and Employee, attached hereto as Exhibit A (the “Employment Agreement”);

B.The parties hereto desire for the Employment Agreement to be assigned by Assignor to Assignee, for Assignee to assume the Employment Agreement from Assignor, and for the Employee to acknowledge and consent to such assignment and assumption as provided in this Agreement; and

C.In connection with the assignment and assumption of the Employment Agreement, the parties hereto also desire to amend the Employment Agreement to the extent set forth herein.

Terms and Conditions

In consideration of the mutual covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Assignment and Assumption

1.1Assignment.  Assignor hereby assigns, grants, conveys and transfers to Assignee all of Assignor’s rights, title and interest in and to the Employment Agreement, such assignment to become effective as of the Effective Date.

1.2Assumption.  Assignee accepts such assignment and assumes all of Assignor's duties, liabilities and obligations under the Employment Agreement, and agrees to pay, perform and discharge, as and when due, all of the obligations of Assignor under the Employment Agreement accruing on and after the Effective Date.

Exhibit 10.9

1.3Consent.  By execution hereof, the Employee hereby consents to the assignment by Assignor and assumption by Assignee of the Employment Agreement and agrees that he remains bound to his obligations set forth in the Employment Agreement, as amended herein.

2.Novation

2.1Employee Release  Despite anything to the contrary in the Employment Agreement, the Employee releases and forever discharges Assignor from all further obligations arising under the Employment Agreement; provided, however, that nothing herein affects any rights, liabilities, or obligations of the Employee or Assignor due to be performed before the Effective Date.

2.2Assignor Release.  Despite anything to the contrary in the Employment Agreement, Assignor releases and forever discharges the Employee from all further obligations Employee may have to Assignor arising under the Employment Agreement; provided, however, that nothing herein affects any rights, liabilities, or obligations of the Employee or Assignor due to be performed before the Effective Date; and provided, further, that Employee shall not be released or discharged from obligations in the Employment Agreement as assigned to Assignee, including in particular the obligations set forth in Section 4, which shall remain in effect, as amended herein, and inure to the benefit of the Assignee.

2.3Substitution.

(A)The parties hereto intend that this Agreement is a novation and that Assignee be substituted for Assignor in the employment agreement. The Employee recognizes Assignee as Assignor's successor-in-interest in and to the Employment Agreement.

(B)Assignee by this Agreement becomes entitled to all right, title and interest of Assignor in and to the Employment Agreement and is the substituted party to the Employment Agreement as of and after the Effective Date.  Assignee shall replace Assignor as the “Company” under the Employment Agreement and the Employee shall cease to be employed by Assignor and become an employee of Assignee from and after the Effective Date.

(C)The Employee and Assignee shall be bound by the terms of the Employment Agreement in every way as if Assignee is named in the novated Employment Agreement in place of Assignor as a party thereto and any obligations of Employee in the Employment Agreement to Assignor shall inure in every way to the benefit of Assignee. The parties hereto agree that from and after the Effective Date, Assignor shall have no further obligations to the Employee under the Employment Agreement, as amended by this Agreement, or otherwise.

(D)Notwithstanding anything in this Agreement or the Employment Agreement, the parties hereto hereby acknowledge and agree that the assignment of the Employee’s employment and Assignor’s rights and obligations under the Employment Agreement shall not cause a termination of the Employee’s employment for purposes of the Employment Agreement and that Employee shall in no way be entitled to severance or other benefits as a result of the assignment.  Employee hereby acknowledges

Exhibit 10.9

that he is not entitled to any severance under the Employment Agreement as a result of this assignment and agrees not to seek any such severance as a result of the assignment.  Employee releases Assignor, and any of its present, former and future owners, parents, affiliates and subsidiaries, and its and their directors, officers, shareholders, employees, agents, servants, representatives, predecessors, successors, and assigns, from any and all claims he has against them relating to the assignment of the Employment Agreement to the Assignor, including, in particular, claims relating to any right to severance under the Employment Agreement.  Employee agrees that he shall not file any claims against the Assignor seeking payment for any severance or other payments or benefits under the Employment Agreement because of the assignment; provided, however, that this Subsection (D) shall not preclude any claims for payment for severance or other payments or benefits under the Employment Agreement in the future per the terms of the Employment Agreement, as amended herein..

3.Amendments.

3.1This Agreement shall operate as, and constitute an, amendment to the Employment Agreement.  The parties hereto hereby consent to the amendments to the Employment Agreement contained in this Agreement.

3.2.As of the Effective Date, the Employment Agreement shall be amended as follows:

(A)All references to the “Company” in the Employment Agreement, as amended by this Agreement, shall be deemed from and after the Effective Date to refer to Assignee.

(B)The following paragraph shall be added to the end of Section 3.4(D):

“In order for the above to constitute “Good Reason,” Employee shall provide the Company’s Board of Directors with a written notice that an event which may constitute “Good Reason” has occurred within thirty (30) days after the date Employee had knowledge, or should have had knowledge, of the first occurrence of such circumstances, the Company (or Guarantor if applicable) must fail to cure the circumstances at issue  within thirty (30) days of receiving notice,  and the Employee must, and the Employee must actually terminate employment within thirty (30) days following the expiration of the Company’s cure period as set forth above (in which cure does not occur).  Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by Employee.”

(C)The following sentences shall be added to the end of Section 3.5(A):

“Payment of the Monthly Severance and the accelerated vesting and exercisability of the equity awards is contingent upon the Employee’s execution and delivery to the Company of such release no later than the forty-fifth day (or such shorter period determined by the Company) following the termination of the Employee’s employment, if applicable, and

Exhibit 10.9

the expiration of the seven (7) day revocation period described in such release.  Any payments that would otherwise have been made during the Severance Period shall be paid on the first payroll date after the later of the effective date of the release or, if applicable, the expiration of the 7-day revocation period.”

(D)The last sentence of Section 4.3 is deleted in its entirety and replaced with the following:

“This Section 4.3 is intended as a supplement to, and not a limitation of or in lieu of, the Confidentiality Agreement and any obligations or restrictions imposed upon Employee under any other law or statute including, but not limited to, any obligations Employee may owe under any law governing trade secrets, any common law duty of loyalty, or any fiduciary duty.  The foregoing notwithstanding, nothing in this Agreement or the Confidentiality Agreement shall be construed to prevent Employee from communicating or cooperating with any government agency regarding matters that are within the agency's jurisdiction.  Further, Employee may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made: (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and provided that such disclosure is solely for the purpose of reporting or investigating a suspected violation of the law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, provided that such filing is made under seal.  Additionally, in the event Employee files a lawsuit against the Company for retaliation by the Company against Employee for reporting a suspected violation of law, Employee has the right to provide trade secret information to Employee's attorney and use the trade secret information in the court proceeding, although Employee must file any document containing the trade secret under seal and Employee may do not disclose the trade secret, except pursuant to court order.”

(E)The following sentence is added to the beginning of Section 4.6:

“Employee acknowledges and agrees that in Employee’s position, Employee will be performing services that are special, unique, and extraordinary for the Company, and that Employee will establish and develop relations and contacts on behalf of the Company and the Guarantor in the states in which the Company or the Guarantor has an office, all of which constitute valuable goodwill of, and could be used by the Employee to compete unfairly with, the Company or the Guarantor. Employee further acknowledges and agrees that (i) in the course of his employment with the Company, the Employee will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and the Guarantor that could be used to compete unfairly with the Company and the Guarantor; (ii) the covenants and restrictions contained in this

Exhibit 10.9

Section 4 are intended to protect the legitimate interests of the Company and the Guarantor in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) the Employee desires to be bound by such covenants and restrictions.”

3.3.Except as specifically set forth herein, all other provisions of the Employment Agreement are and will remain unchanged and are hereby ratified and confirmed.

4.Representations and Warranties.  Each of Assignor and Assignee represents and warrants to the other party as follows: (i) it is duly organized, validly existing and in good standing under the laws of its state of incorporation, as applicable; (ii) it has the full right, corporate power and authority, or the right, power and capacity, as applicable, to enter into this Agreement and to perform its/his/her obligations hereunder, as applicable; (iii) it has taken all necessary corporate action to authorize the execution of this Agreement, as applicable; and (iv) when executed and delivered by it/him/her, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it/him/her in accordance with its terms.

5.General Provisions

5.1Governing Law.  The laws of the State of New Jersey (without giving effect to its conflict of laws principles) will govern all matters arising out of or relating to this Agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, performance and enforcement.

5.2.Amendments.  The parties hereto may amend this Agreement only by a written agreement of all the parties hereto that identifies itself as an amendment to this Agreement.  It is acknowledged and agreed upon that future amendments to the Employment Agreement, as amended hereby, need only be agreed upon between Assignee and the Employee.

5.3.Waivers

(A)No Oral Waivers.  The parties hereto may waive this Agreement or any part hereof only by a writing executed by the party or parties against whom the waiver is sought to be enforced.

(B)Effect of Failure, Delay or Course of Dealing.  No failure or delay (i) in exercising any right or remedy, or (ii) in requiring the satisfaction of any condition, under this Agreement, and no act, omission or course of dealing between the parties hereto shall operate as a waiver or estoppel of any right, remedy or condition.

(C)Each Waiver for a Specific Purpose.  A waiver made in writing on one occasion shall be effective only in that instance and only for the purpose stated therein.  A waiver once given shall not be construed as a waiver of any future occasion.

Exhibit 10.9

5.4.Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, so long as the essential terms and conditions of this Agreement for each party hereto remain valid, binding and enforceable.

5.5.Entire Agreement.  This Agreement, together with the Employment Agreement and the Confidentiality Agreement, contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter hereof and thereof.  All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Agreement, the Employment Agreement or the Confidentiality Agreement not expressly set forth herein or therein are of no force or effect.

5.6.Counterparts.  The parties hereto may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  The signatures of all of the parties hereto need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or email is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement.  This Agreement is effective upon delivery of one executed counterpart from each party hereto to each other party.

5.7.Third-Party Beneficiaries.   Other than as expressly stated herein, this Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the signatories.

5.8Waiver of Jury Trial.  WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY ABOUT ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.9.Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the Employee and the Employee’s estate.  Assignee may assign this Agreement without the Employee’s consent to any successor to its business that agrees in writing to be bound by this Agreement, after which assignment any reference to the “Assignee” in this Agreement shall be deemed to be a reference to such successor, and Assignee thereafter shall have no further primary, secondary or other responsibilities, obligations or liabilities under this Agreement of any kind.

[Signature page follows]

Exhibit 10.9

THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first set forth above.

ASSIGNOR

Standard Security Life Insurance Company of New York,

a New York corporation

By:/s/ Gary Balzofiore

Name:Mr. Gary Balzofiore

Title:President

485 Madison Avenue, 14th Floor

New York, New York 10022

Attn: General Counsel

Telephone No.: (212) 355-4141

Facsimile No.: (212) 504-0894

ASSIGNEE

AMIC Holdings, Inc.,

a Delaware corporation

By:/s/ David T. Kettig

Name:Mr. David Kettig

Title:President

485 Madison Avenue, 14th Floor

New York, New York 10022

Attn: General Counsel

Telephone No.: (212) 355-4141

Facsimile No.: (212) 504-0894

Exhibit 10.9

EMPLOYEE

/s/ Vincent Furfaro

Vincent Furfaro

__________________________

__________________________

Telephone No.: _____________

ACKNOWLEDGED AND AGREED:

INDEPENDENCE HOLDING COMPANY

By:/s/ Teresa A. Herbert

Name:Teresa A. Herbert

Title:CFO and Sr. VP

Exhibit 10.9

EXHIBIT A

EMPLOYMENT AGREEMENT